Exhibit 10.23

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the commission.

PCIe Card Development Agreement

Between

Toshiba Corporation

And

Violin Memory, Inc.

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PCIe Card Development Agreement

This Agreement (“Agreement”) is entered into and is effective as of July 16, 2013 (the “Effective Date”), by and between Violin Memory, Inc. having its principal place of business at 685 Clyde Avenue, Mountain View, CA 94043, USA (hereinafter called “Violin”), and Toshiba Corporation having its principal place of business at 1-1 Shibaura 1-Chome, Shibaura, Minato-ku, Tokyo 105-8001, Japan (hereinafter called “Toshiba”).

WHEREAS, Violin is engaged in the development of a PCIe card;

WHEREAS, Toshiba desires Violin to develop a derivative product to Violin’s PCle card which complies with the Specification, and Violin desires to provide such development service to Toshiba.

THEREFORE, the parties agree as follows:

1.	Definitions

Unless the context otherwise requires, terms defined in this Section 1 and elsewhere, parenthetically, in this Agreement, shall have the same meaning throughout the Agreement. Defined terms may be used in the singular or plural:

1.1	“Affiliates” shall mean any corporation, company or other legal entity that now or hereafter controls, or is controlled by, or is under common control with, Toshiba or Violin (as the case may be), so long as such ownership or control exists; where “control” means the ownership or control, directly or indirectly, of more than fifty percent (50%) of the outstanding shares or securities or ownership interest representing the right to vote for the election of directors or other managing authority.

1.2	“Confidential Information” shall mean any information, including, but not limited to the terms and conditions of this Agreement, processes, know-how, designs, specifications, formulas, netlists, developmental or experimental work, prototypes, computer programs, lists, business plans or financial information, a party receives from the other party (i) in written, recorded, graphical, electrical or other tangible form which is marked as “Confidential” or with similar legend, and/or (ii) orally or in other intangible form, identified as Confidential at the time of disclosure and confirmed as Confidential Information in writing within thirty (30) days of its initial disclosure.

1.3	“Deliverables” shall mean the items listed in Appendix B.

1.4	“Developmental Samples” shall mean the samples of the Product developed under this Agreement in accordance with the Specification and which is provided by Violin to Toshiba for the purpose of acceptance by Toshiba in accordance with Section 2.2.

1.5	“Design Materials” shall mean the data sheet and users guide.

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1.6	“Driver Software” shall mean the PCIe card driver software in object code to be provided by Violin to Toshiba on a separate media or downloaded from a website and which may only be loaded and executed on the host server that controls the Product. Driver Software (and Product firmware) is licensed (not sold) and should be treated as Violin Confidential Information.

1.7	“Intellectual Property Rights” means any patents, patent rights, trade marks, service marks, registered designs, topography or semiconductor maskwork rights, applications and the right to apply for any of the foregoing, copyright, know-how, unregistered design right, trade secrets and know-how, and any other similar protected rights in any country.

1.8	“Product” shall mean each of the following PCIe cards to be developed by Violin in accordance with the Specification based on Violin’s existing and future PCIe card:

***

1.9	“Specifications” shall mean the engineering, operational and/or functional descriptions, details and requirements, the details of which are as set forth in Appendix A which reflect the additional features and enhancements requested by Toshiba.

1.10	“1st Samples” shall mean the samples of the Product of which Toshiba has confirmed the development is completed, and provided by Violin to Toshiba for internal use solely for the purpose of design verification and evaluation by Toshiba.

1.11	“2nd Samples” shall mean the samples of the Product of which Toshiba has confirmed the development is completed, and provided by Violin to Toshiba for the purpose of evaluation by Toshiba’s customer.

2.	Development and Acceptance

2.1	Subject to the payment of the NRE Fee, Violin will perform the development service of the Products in accordance with the development schedule as set forth in Appendix B (“Services”), and deliver the Deliverables that meet the Specifications in accordance with the schedule set forth in Appendix B.

2.2

Within *** after receipt of each Product’s Developmental Samples (“Acceptance Period”), Toshiba shall test the Developmental Samples against the Specifications, internally with its own test tool and environment. Before the end of the Acceptance Period, Toshiba shall provide Violin with a written notice of acceptance of the Developmental Samples or a written notice of rejection that specifies reasons for Toshiba’s rejection. Developmental Samples may be rejected only if they do not comply with the applicable Specifications in any commercially material respect. If Toshiba does not send such a notice of rejection that is received by Violin during the Acceptance Period (or if Toshiba orders any 1st Samples or 2nd Samples under Section 2.5), the Developmental Samples, as the case may be, shall be deemed accepted for the relevant

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Product. Upon Toshiba’s acceptance under this Section 2.2, the development service for such Product will be completed.

2.3	If, as the result of the test under Section 2.2, Toshiba rejects the Developmental Samples, Toshiba shall promptly notify Violin and provide Violin with all available information in written or electronic form so that Violin can reproduce the error. Subject to Violin’s compliance with the Schedule, Violin will be given reasonably adequate time and opportunity to evaluate the information provided by Toshiba and to verify any perceived deficiency.

2.4	If the Developmental Samples were rejected by Toshiba under Section 2.2, Violin shall promptly either correct the problem or generate new Developmental Samples at Violin’s own cost and re-deliver the corrected or new Developmental Samples for Toshiba’s acceptance as set forth in Section 2.2, unless such error is solely attributable to Toshiba.

2.5	Upon completion of the development service for each Product, Toshiba may order Violin to deliver the 1st Samples and 2nd Samples for such Product in accordance with the quantity provided in Appendix B. Upon delivery of each 1st Sample and 2nd Sample, Toshiba shall perform an incoming inspection to confirm whether (i) the delivered quantity and Product conform with the order, and (ii) the delivered Products are damaged, and notify Violin whether Toshiba accepts or (if the delivery does not conform with (i) or (ii)) rejects the delivery.

3.	Price and Payment

3.1	With respect to the development Services and delivery of Products described herein, Toshiba shall pay Violin the non-recurring engineering fees of *** U.S. Dollars (US$***) (“NRE Fee”) within ten (10) days from the receipt of invoice to be issued by Violin upon execution of this Agreement.

NRE Fee shall be comprised of the following three components:

(1)	US$ *** for the development services fees (“Development Service Fee”)

(2)	US$ *** for sample fees of the 1st Samples (“1st Sample Fee”)

(3)	US$ *** for sample fees of the 2nd Samples (“2nd Sample Fee”)

Further, the Development Service Fee shall be allocated to each Product as follows (each “Individual Development Service Fee”):

***

3.2

If Violin has not been able to deliver the Developmental Samples for each Product by August 31, 2014, then, unless otherwise agreed by the parties, Violin shall reimburse to Toshiba the Individual Development Service Fee for each such Product that is in delay,

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by September 15, 2014, as liquidated damages and the exclusive remedy regarding such non-delivery of Developmental Samples.

3.3	The 1st Sample Fee and 2nd Sample Fee shall be consumed by the number of units of Samples actually delivered to Toshiba from Violin multiplied by the applicable Unit Price as provided in Appendix B. If there is any balancing amount to the 1st Sample Fee and 2nd Sample Fee as of August 31, 2014, then, unless otherwise agreed by the parties, Violin shall reimburse to Toshiba such balancing amount by September 15, 2014, as liquidated damages and the exclusive remedy regarding such unordered 1st Samples and/or 2nd Samples.

3.4	All payments provided for in this Section 3 are exclusive of all taxes and shall be made without deduction or withholding of taxes.

4.	Intellectual Property and Title

4.1	Except for the limited rights and licenses expressly granted hereunder, no other license is granted, no other use is permitted and all rights, title and interests (including Intellectual Property Rights) in and to the Services, Specifications, Deliverables and Products that are made, obtained or conceived by Violin in the course of developing the Products under this Agreement shall belong exclusively to Violin.

4.2	Subject to all terms and conditions herein, Violin grants to Toshiba and its Affiliates a non-exclusive, non-transferable, royalty-free, world-wide right (with a right to grant a sublicense solely to its customer of the 2nd Samples) under its intellectual property right to download and use the Driver Software for the purpose of design verification and evaluation of applicable sample of the Products.

5.	Card Supply and Price Discount

Violin and Toshiba are currently negotiating (but, as of the Effective Date, have not yet executed) the terms and conditions of a multi-stage relationship related to Violin’s PCle card and technology, where, it is contemplated, in Stage 1, ***, and in Stage 2, *** (the OEM Supply and Manufacturing License Agreement). Once the OEM Supply and Manufacturing License Agreement has been concluded by the parties, Violin shall commit to supply to Toshiba each Product in commercial production and other PCle cards in accordance with the terms and conditions in the OEM Supply and Manufacturing License Agreement, provided that the Products supplied by Violin will be provided to Toshiba at a price *** than otherwise prescribed in the OEM Supply and Manufacturing License Agreement. For clarity, the foregoing discount shall only apply to the sale of Products to Toshiba that are manufactured and supplied by Violin as Stage 1 Hardware as contemplated in the OEM Supply and Manufacturing License Agreement.

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6.	Support Service

6.1	During the term of this Agreement, Violin shall, without additional charge to Toshiba, provide Toshiba with the following support service:

6.1.1	Support service for the Driver Software:

(i)	responding to and exercising commercially reasonable efforts to resolve defects, errors or bugs in the Driver Software

(ii)	answering technical questions regarding the Driver Software from Toshiba

(iii)	providing Toshiba with updated version of Driver Software.

6.1.2	Support service for the 1st Sample and 2nd Sample:

(i)	providing failure analysis for any defect reported by Toshiba

(ii)	exercising commercially reasonable effort to resolve any defects, errors or bugs in the 1st Sample, 2nd Sample.

7.	Limitation of Liability and Disclaimer

7.1	Violin warrants to Toshiba that it will use commercially reasonable efforts to provide the Services in a good and workmanlike manner. OTHER THAN EXPRESSLY SET FORTH HEREIN, VIOLIN AND TOSHIBA MAKE NO REPRESENTATIONS OR WARRANTIES RELATING TO THE SERVICES, DELIVERABLES OR PRODUCTS OR ARISING OUT OF THE USE, ADAPTATION OR PERFORMANCE OF THE PRODUCTS. VIOLIN HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE.

7.2

NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, RELIANCE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF BUSINESS, REVENUES, PROFITS OR GOODWILL), CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT OR OTHERWISE RESULTING FROM ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR THE FURNISHING, PERFORMANCE OR USE OF ANY GOODS OR SERVICES SOLD PURSUANT HERETO, WHETHER DUE TO A BREACH OF CONTRACT, BREACH OF WARRANTY, OR THE PARTY’S NEGLIGENCE OR ANY OTHER CAUSE OF ACTION OR CLAIM, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY UNDER THIS AGREEMENT, EACH PARTY’S AGGREGATE LIABILITY TO THE OTHER HEREUNDER SHALL NOT EXCEED THE AMOUNT EQUAL TO USD *** DOLLARS. THESE LIMITATIONS ARE INDEPENDENT

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FROM ALL OTHER PROVISIONS OF THIS AGREEMENT AND SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY REMEDY

PROVIDED HEREIN. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS SET FORTH IN THIS SECTION 7.2 SHALL NOT APPLY IN THE CASE OF ANY BREACH OF SECTION 4 (INTELLECTUAL PROPERTY AND TITLE) OR SECTION 10 (CONFIDENTIAL INFORMATION).

8.	Subcontract and Assignment

8.1	Subject to prior notice to Toshiba, Violin has right to subcontract its responsibilities under this Agreement, provided that any subcontractor retained by Violin is obligated in writing to substantially the same obligations as set forth herein with respect to Violin. Violin shall be solely responsible for the acts of subcontractors, and any breach by subcontractors may be deemed as breach by Violin of this Agreement.

8.2	Neither party will assign any of its rights or privileges hereunder without the prior written consent of the other party other than to any of its Affiliates or to any successor in ownership of all or substantially all of the business or assets of the assigning party (whether by sale of assets or equity, merger, consolidation or otherwise), which successor expressly assume in writing the assignor’s obligations hereunder.

9.	Term and Termination

9.1	This Agreement shall become effective as of the Effective Date and shall continue to be effective until the earlier of (i) August 31, 2014, or (ii) terminated in accordance with this Section 9, after which all rights, obligations and licenses of the parties hereunder shall cease. Notwithstanding the foregoing, the following shall survive any termination or expiration of this Agreement: all obligations that accrued prior to the effective date of termination or expiration (including without limitation, payment obligations); and the provisions of Sections 4 and 7-13.

9.2	If either is in breach of a provision of this Agreement and such default is not corrected within *** of receipt of written notice from the non-defaulting party specifying the default, this Agreement may be terminated by the non-defaulting party upon a written notice to the defaulting party.

9.3	Toshiba shall have the right to terminate this Agreement immediately if the OEM Supply and Manufacturing License Agreement has not been concluded by the parties before April 30, 2014. If Toshiba elects to terminate this Agreement under this Section 9.3, Violin shall reimburse to Toshiba by September 15, 2014 the amount equal to the sum of (i) Individual Development Service Fee for each of the Product which development has not been completed in accordance with Section 2.2, and (ii) the balancing amount of the 1st Sample Fee and 2nd Sample Fee as of the termination date.

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9.4	Either party shall have the right to terminate this Agreement immediately if:

(i)	The other party files a petition in bankruptcy, undergoes a reorganization pursuant to a petition in bankruptcy, is adjudicated a bankrupt, becomes insolvent, becomes dissolved or liquidated, files a petition for dissolution or liquidation, makes an assignment for benefit of creditors, or has a receiver appointed for its business; or

(ii)	The other party is subject to property attachment or court injunction or court order which has a substantial negative effect on its ability to fulfill its obligations under this Agreement.

9.5	Toshiba may terminate this Agreement without any liability to Violin upon the occurrence of Change of Control of Violin. For the purpose of this Section 9.5, “Change of Control” means, with respect to Violin, any acquisition of Violin securities by any third party (other than as a result of an initial public offering of such securities), merger with any third party, change in the majority of the composition of a Violin’s board of directors to any third party, or other transaction or event (or any series of related transactions or events) as a result of which any third party that did not directly or indirectly Control Violin prior to the transaction or event (or series of transactions or events) thereafter directly or indirectly Controls Violin, where “Control” means (a) ownership, directly or indirectly, of 50% or more of the outstanding shares or other ownership interests of Violin, or (b) the right to appoint the majority of the members of the Board of Directors or similar body of Violin. If Toshiba elects to terminate this Agreement in accordance with this Section 9.5, Violin shall reimburse to Toshiba within fifteen (15) days from the occurrence of Change of Control the amount equal to the sum of (i) Individual Development Service Fee for each of the Product which development service has not been completed in accordance with Section 2.2, and (ii) the balancing amount of the 1st Sample Fee and 2nd Sample Fee as of the termination date.

10.	Confidential Information

10.1	Neither party will disclose the other party’s Confidential Information to any third party, or use the other party’s Confidential Information for any purpose not expressly permitted in this Agreement, without the prior written consent of the other party. Each party will protect Confidential Information from disclosure to others and unauthorized use with at least the same degree of care as such party exercises to protect its own information of similar type and importance, but in no event with less than reasonable care. These obligations of confidentiality will survive the expiration, termination, or cancellation of this Agreement for a period of five (5) years; provided, however, the obligation of confidentiality will not apply, or will cease to apply, to any information which:

(i)	was known to the receiving party on a non-confidential basis prior to its first receipt hereunder;

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(ii)	is or becomes publicly available without breach of this Agreement;

(iii)	is rightfully received from another party without an obligation of confidentiality to the disclosing party and without breach of this Agreement;

(iv)	is disclosed by the disclosing party to another party without an obligation of confidentiality;

(v)	is developed independently by employees of the receiving party not having access to such information; or

(vi)	is disclosed by the receiving party pursuant to court order provided that the originally disclosing party is given a reasonable opportunity to object to or restrict such disclosure requirement to the extent practicable, and then such disclosure will be permitted only for the purposes of and subject to the terms and conditions of such order.

10.2	Notwithstanding anything to the contrary, Toshiba or Violin may disclose Confidential Information to its Affiliates, provided that such Affiliates be bound by confidentiality obligation substantially similar to those set forth herein. Each party shall be liable for any breach of confidentiality by its employees and contractors and those of its Affiliates.

10.3	Upon request by the disclosing party, the receiving party shall return or permanently destroy, to the extent permissible by law, the Confidential Information of the disclosing party and all copies thereof.

10.4	Either party may provide a copy of this Agreement or otherwise disclose its terms in connection with any legal or regulatory requirement, financing transaction or due diligence inquiry to the minimum extent necessary; provided that in case of disclosure in connection with any legal or regulatory requirement, a disclosing party shall promptly notify the other party to allow intervention (and if requested shall reasonably cooperate with the other party) to contest or minimize the scope of the disclosure such as by means of redactions.

11.	Dispute Resolution

11.1	Any and all disputes, controversies and conflicts between the parties arising out of or relating to or in connection with the terms and conditions and the performance or non-performance of the obligations set forth herein shall be settled amicably between the parties within sixty (60) days after written notice of such dispute, controversy or conflict has been given by one party to the other party.

11.2

Failing an amicable settlement of disputes within 60-day period specified in Section 11.2, all disputes arising out of or in relation to or in connection with this Agreement which the parties are unable to resolve between themselves shall be settled by binding arbitration in accordance with the JAMS streamlined arbitration rules and procedures then in force, by

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one neutral arbitrator appointed in accordance with the rules. The arbitration shall take place in San Francisco, California, USA. The proceedings shall be in English, all evidence shall be in English (or in Japanese and accompanied by an English translation), and the governing law shall be as set forth herein. The arbitrator’s decision shall be in writing and shall comply with all terms and conditions in this Agreement. For clarity, the arbitrator may issue an injunction pursuant to Section 11.3. The decision and award rendered shall be final and binding on both parties. The parties acknowledge and agree that this Agreement and any award rendered pursuant hereto shall be governed by the UN Convention on the Recognition and Enforcement of Foreign Arbitral Awards. Judgment on the award may be entered in any court of competent jurisdiction. In any action or proceeding to enforce or interpret this Agreement, the prevailing party will be entitled to recover from the other party its costs and expenses (including reasonable attorneys’ fees) incurred in connection with such action or proceeding and enforcing any judgment or order obtained.

11.3	Each party agrees that, in the event of any breach or threatened breach of Section 4 or 10, the non-breaching party will suffer irreparable damage for which it will have no adequate remedy at law. Accordingly, the non-breaching party shall be entitled to obtain injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, without the necessity of proving actual damages or posting any bond.

12.	Force Majeure

Neither Toshiba nor Violin shall be liable for any delay in delivery or for non-delivery or the delay or failure in performing any other obligation under this Agreement (other than payments and confidentiality) that is caused by the occurrence of any contingency beyond the reasonable control of the affected party (including but not limited to earthquake, tsunami, war, riot, act of any government or judicial action, labor disputes, accidents, fire, acts of God, shortages of fuel, materials or machinery), where the affected party has exercised ordinary care in the prevention thereof. This provision does not apply or excuse any delay or failure in performance attributable to a party’s business decisions or economic inefficiencies.

13.	General

13.1	Neither party is authorized to act for or on the behalf of the other party under this Agreement. Without limiting the generality of the foregoing, each party is an independent contractor, and no principal/agent or partnership relationship is created between them by this Agreement.

13.2	No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent waiver of that provision or right, nor shall it be deemed to be a waiver of any other terms and conditions of this Agreement.

13.3	The validity, performance and construction of this Agreement shall be governed by the laws of the State of California (excluding its conflict of laws provisions).

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13.4	In the event that any provision of this Agreement is prohibited by any law governing its construction, performance or enforcement, such provision shall be ineffective to the extent of such prohibition without invalidating thereby any of the remaining provisions of the Agreement. The captions of the sections in this Agreement are intended for convenience only, and shall not be interpretive of the content of an accompanying section.

13.5	The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing which indicates a modification thereof, and is signed by an authorized representative of both parties.

13.6	The parties agree that no technical information, including software, furnished hereunder or any direct products thereof is intended to or will be exported, directly or indirectly, to any destination restricted or prohibited by applicable export control laws and/or regulations, without prior written authorization from the appropriate governmental authorities.

13.7	This Agreement, including all Appendixes, constitutes the entire Agreement between the parties as to the subject matter hereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, regarding such subject matter, and shall take precedence over any additional or conflicting terms which may be contained in either party’s purchase orders or order acknowledgment forms. For clarification, the parties acknowledge and confirm that the existing Evaluation Agreement between Violin and Toshiba America Electronic Components, Inc. dated October 17, 2012, as amended and extended by Violin and TAEC and/or Toshiba, shall remain in full force and effect, all Deliverables, Products and Confidential Information provided hereunder shall be deemed to be Evaluation Materials for the purposes of such Evaluation Agreement, and nothing contained herein shall limit, modify or otherwise affect such Evaluation Agreement.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the Effective Date.

Violin Memory, Inc.		Toshiba Corporation

By:	/s/ Donald Basile	By:	/s/ Yasuo Naruke

Name:	Donald Basile	Name:	Yasuo Naruke

Date:	July 10, 2013	Date:	July 16, 2013

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Appendix A

Specifications

***

Target Performance Table

***

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Appendix B

Deliverables

1.	Developmental Samples

***

(Note: Number of Units and Delivery Date may be changed by a mutual agreement between the parties)

2.	1st Samples

***

(Note: Number of Units and Delivery Date may be changed by a mutual agreement between the parties; treatments of any variance between the value calculated from the Number of Units actually delivered to Toshiba by Violin multiplied by the Unit Price and the pre-paid fees stated in Section 3.1(2) “1st Sample Fee”, will be mutually agreed by the parties; orders to be placed shall be non-cancellable; delivery terms to be defined on purchase orders; subject to 4 week lead time.)

3.	2nd Samples

***

(Note: Number of Units and Delivery Date may be changed by a mutual agreement between the parties; treatments of any variance between the value calculated from the Number of Units actually delivered to Toshiba by Violin multiplied by the Unit Price and the pre-paid fees stated in Section 3.1(3) “2nd Sample Fee”, will be mutually agreed by the parties; orders to be placed shall be non-cancellable; delivery terms to be defined on purchase orders; subject to 4 week lead time.)

4.	Design Materials for each Product (at the time of delivery of Developmental Samples)

5.	Driver Software

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